Exhibit 10.3
Execution Version
RESTRICTIVE COVENANT & JOINDER AGREEMENT
THIS RESTRICTIVE COVENANT & JOINDER AGREEMENT (this “Agreement”), dated as of July 21, 2026, is entered into by and among The Vita Coco Company, Inc., a Delaware public benefit corporation (“Parent”), Pinkco Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Copra, Inc., a Delaware corporation (the “Company”), and [●] (the “Effective Time Holder”).
WHEREAS, substantially concurrently with the execution of this Agreement, Parent, Merger Sub, the Company and Shareholder Representative Services LLC, a Colorado limited liability company (the “Securityholder Representative”), are entering into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”);
WHEREAS, the Effective Time Holder is a record and beneficial owner of equity of the Company; and
WHEREAS, as a condition and material inducement to entering into the Merger Agreement, Parent and Merger Sub have required that the Effective Time Holder enter into this Agreement and, in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Effective Time Holder is willing to enter into this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:
1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.
2.    Merger Agreement Effective Time Holder Provisions.
(a)    The Effective Time Holder agrees to be bound by, and to comply with, the provisions of the Merger Agreement applicable to Effective Time Holders in the same manner as if the Effective Time Holder were an original signatory to the Merger Agreement. In furtherance of the foregoing, the Effective Time Holder agrees to be bound by the terms of Sections 6 and 7.1 of the Merger Agreement, which, for the avoidance of doubt, includes the appointment of the Securityholder Representative as such Effective Time Holder’s agent, attorney-in-fact and representative to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by the Merger Agreement and/or the Related Agreements.
(b)    In connection with the foregoing Section 2(a), and pursuant to Section 6 of the Merger Agreement subject to the limitations of liability therein, each Effective Time Holder shall, compensate, reimburse, indemnify, and hold harmless Parent for any Damages with respect to which Parent is entitled to receive indemnification pursuant to the terms of Section 6 of the Merger Agreement. Each Effective Time Holder acknowledges and agrees that the provisions of the Merger Agreement, including any limitation of liability therein, will govern any claims for indemnification brought pursuant to this Section 2.
3.    Restrictive Covenants. The Parties agree that an amount equal to $50,000 will be allocated to the restrictive covenants. Notwithstanding the foregoing, (A) the Purchase Price Allocation will not affect the enforceability of any restrictive covenant, which the parties intend to be enforceable in accordance with its terms, and (B) the Purchase Price Allocation will not be an indication of Damages to which Parent will be entitled in the event of a breach of any such restrictive covenant.
(a)    Confidentiality. For a period of five (5) years from and after the Closing Date (and, with respect to any Confidential Information that constitutes a trade secret under applicable Law (as determined under the Defend Trade Secrets Act, 18 U.S.C. § 1836, or applicable state trade secret law), for so long as such information remains a trade secret under applicable Law) (the “Restricted Period”), but conditioned upon the Closing, except as otherwise permitted by this Agreement or with the consent of the Company or the Parent (such consent not to be unreasonably withheld, conditioned, or delayed), the Effective Time Holder shall not, and shall direct its representatives, agents, employees, directors, officers, and other persons controlled by the Effective Time Holder and any Affiliates, not to, directly or indirectly, use, exploit, or disclose, reveal, divulge or communicate to any Person any Confidential Information (as defined below); provided that the Effective Time Holder may disclose Confidential Information (A) to its legal, financial, and tax advisors who (i) have a reasonable need to know such information and (ii) are bound by confidentiality obligations at least as protective as those set forth in this Section 3(a); (B) to its direct and indirect investors, limited partners, members, co-investors, prospective investors, financing sources, and their respective representatives and advisors, in each case who have a reasonable need to know such information and are bound by confidentiality obligations at least as protective as those set forth in this Section 3(a) (or customary confidentiality obligations in the case of limited partners and investors); (C) in connection with customary fund reporting, portfolio monitoring, and regulatory compliance obligations of the Effective Time Holder or its Affiliates, provided that such disclosures are made in the aggregate or on a de-identified basis to the extent reasonably practicable; and (D) as may be required in the course of the Effective Time Holder’s performance of its duties for Parent or the Company, if applicable. The Effective Time Holder shall not have any obligation to keep confidential (or cause its Representatives and Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law; provided, however, that in the event disclosure is required by applicable Law, the Effective Time Holder shall, to the extent possible and legally permissible, provide Parent and the Company with prompt written notice of such requirement prior to making any disclosure so that Parent may seek an appropriate protective order; provided further that (x) Parent shall bear all costs and expenses incurred in seeking any such protective order, and (y) the Effective Time Holder shall not be required to delay any disclosure beyond the date required by applicable Law or any applicable Governmental Body. For purposes of this Agreement, “Confidential Information” means any confidential or proprietary information regarding the business of the Company, including any information regarding the Company’s clients, customers, suppliers, vendors, distributors, resellers, licensees, licensors, methods of operation, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, competitors, markets or other specialized information or proprietary matters prior to the Closing Date. “Confidential Information” does not include information that (i) is generally available to the public on the date of this Agreement; (ii) was publicly known or made generally available to the public prior to the time of disclosure by the Company to the Effective Time Holder; (iii) is in the Effective Time Holder’s rightful possession, without confidentiality obligations to another Person, at the time of disclosure by the Company; (iv) becomes generally available to the public other than as a result of a disclosure that is prohibited hereunder; (v) is necessary to complete federal, state or local personal or corporate income Tax Returns; (vi) has been independently developed by the Effective Time Holder without reference to or use of any Confidential Information; (vii) is rightfully received by the Effective Time Holder from a third party who is not, to the Effective Time Holder’s knowledge, subject to any obligation of confidentiality to Parent, the Company or any of their respective Affiliates or Subsidiaries (collectively, the “Parent Group”) with respect to such information; or (viii) constitutes general knowledge, skills, and experience acquired by the Effective Time Holder during such Effective Time Holder’s involvement with the Company, including in any capacity as an employee, officer, director, or consultant thereof. In no event will the foregoing restrict any disclosure to the extent such restriction would result in any of the transactions contemplated by the Merger or any Related Agreement being considered a “confidential transaction” within the meaning of Treasury Regulations §1.6011-4(b)(3). At the written request of Parent or the Company, the Effective Time Holder shall use commercially reasonable efforts to destroy and permanently erase any Confidential Information in the Effective Time Holder’s possession or control following the Closing; provided, that the Effective Time Holder shall not be required to destroy or erase any Confidential Information (A) to the extent retention thereof is required by applicable Law or the rules of any regulatory or self-regulatory authority to which the Effective Time Holder is subject, (B) contained in automated electronic backup or archival systems from which it cannot reasonably be extracted, or (C) retained for the Effective Time Holder’s bona fide tax, legal, or regulatory compliance purposes. Notwithstanding anything in this Section 3 to the contrary, nothing in this Agreement shall (1) prohibit the Effective Time Holder from reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity (including the Securities and Exchange Commission, the Department of Justice, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any analogous state or local agency), or making other disclosures that are protected under the whistleblower provisions of applicable federal, state, or local law or regulation, (2) require notification to or approval from Parent or the Company of any such report or disclosure, or (3) prohibit the Effective Time Holder from receiving an award for information provided to the Securities and Exchange Commission or any other governmental agency. Pursuant to 18 U.S.C. § 1833(b), the Effective Time Holder shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(b)    Non-Disparagement. For a period of five (5) years from and after the Closing Date, the Effective Time Holder agrees to refrain from making (whether written or oral) any disparaging statements about the Parent Group or any of its customers, suppliers, or distributors with whom the Effective Time Holder had material contact in such Effective Time Holder’s capacity as a stockholder, officer, director, or employee of the Company. During the Restricted Period, each of Parent and the Company agrees to refrain from, and to cause its current executive officers and members of the board of directors of the Company and Parent (for so long as each officer or member is an employee or director of the Company or Parent, respectively) to refrain from, making (whether written or oral) any disparaging statements about the Effective Time Holder. Nothing in this Section 3(b) shall restrict any party hereto from (i) enforcing its rights hereunder, (ii) testifying truthfully in any Legal Proceeding, (iii) making truthful statements or providing information in response to any subpoena, request, or inquiry by a Governmental Body, (iv) exercising any rights protected under the whistleblower provisions of applicable federal, state, or local law or regulation, (v) making confidential statements to such party’s legal, financial, or tax advisors in connection with their engagement, or (vi) making truthful statements in connection with any dispute between the parties hereto or (vii) making confidential statements or providing information to the Effective Time Holder's (or its Affiliates’) direct or indirect limited partners, members, investors, prospective investors, advisory committee members, or their respective representatives and advisors, in each case in connection with customary fund reporting, portfolio monitoring, investor relations, or fundraising activities, provided that such statements or information are disclosed on a confidential basis subject to customary confidentiality obligations.

(c)    Injunctive Relief; Essential Element. The Effective Time Holder, the Company and Parent acknowledge and agree that the covenants set forth in this Agreement are an essential element of the transactions contemplated by the Merger Agreement and that, but for these covenants, Parent would not enter into the Merger Agreement. The Effective Time Holder acknowledges and agrees that the Effective Time Holder is receiving substantial monetary and other benefits from the closing of the transactions contemplated by the Merger Agreement in connection with the purchase of the Effective Time Holder’s equity holdings, and that such benefits are more than adequate consideration for the covenants provided by the Effective Time Holder in this Agreement. The Effective Time Holder further acknowledges and agrees that this Agreement is being entered into in connection with the purchase of a substantial portion of the Effective Time Holder’s equity holdings and is not a condition of continued employment with the Parent Group. Each party hereto acknowledges and agrees that a material breach or threatened material breach of the covenants set forth in Sections 3(a) and 3(b) of this Agreement by any party would cause irreparable harm to the other parties for which monetary damages would not be an adequate remedy and that the non-breaching party or parties would, therefore, be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction to prevent or restrain any such breach or threatened breach, without the necessity of proving actual damages or posting any bond or other security.
(d)    Reasonable Restrictions. The Effective Time Holder, the Company and Parent acknowledge that the restrictions set forth in this Agreement are reasonable restrictions under the circumstances with respect to duration and scope in order to protect the goodwill and other assets of the Parent Group and are supported by adequate consideration, including the substantial benefits the Effective Time Holder is receiving as a result of Parent’s willingness to enter into the transactions contemplated by the Merger Agreement. It is the intention of the Effective Time Holder, the Company and Parent that if any of the restrictions or covenants contained in this Agreement are held to be for a length of time that is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such restrictions or covenants shall not be construed to be null, void and of no effect, but to the extent such restrictions or covenants would be valid or enforceable under applicable Law, a court of competent jurisdiction shall have the right, power and authority to modify any restriction or covenant of this Agreement as such court shall deem necessary to cause such restrictions or covenants (as modified) to be valid and enforceable under such applicable Law.
4.    Release.
(a)Effective as of the Closing, but conditioned upon the Closing, to the fullest extent permitted by applicable Law, the Effective Time Holder, on behalf of himself, herself or itself and each of his, her or its past and current Affiliates and each of their heirs, executors, estate, Representatives and permitted assigns (each a “Releasing Party”) hereby finally, unconditionally, and absolutely, releases, acquits, remises, satisfies and forever discharges (i) Parent and Merger Sub and (ii) each of the respective past and current Affiliates, subsidiaries, Representatives, heirs, executors, predecessors, successors and assigns of each of the parties listed in the foregoing clause (i) (each a “Released Party” and collectively, the “Released Parties”), from any and all actions, counterclaims, demands, debts, obligations, accounts, liabilities, Encumbrances, suits, judgments, contracts, torts, charges, actions or causes of action, whether known or unknown, mature or unmatured, absolute or contingent, now existing or hereafter arising or discovered, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, or due or to become due, at Law, in equity or otherwise, whether arising by statute or common law, in contract, in tort or otherwise, that any Releasing Party has, might have or ever had against any Released Party, in each case solely in such Releasing Party’s capacity as a stockholder of the Company, in connection with, arising under, as a result of or in any way relating to (A) the Merger and the transactions contemplated by the

Merger Agreement, (B) the certificate of incorporation of the Company, the bylaws of the Company and any other organizational documents of the Company, and (C) the business and affairs of the Company (collectively, “Released Claims”). For the avoidance of doubt, Released Claims shall not include any claims that any Releasing Party may have against any Released Party in any capacity other than as a direct or indirect stockholder or equity holder of the Company, including, without limitation, any claims arising out of or relating to such Releasing Party’s capacity as an employee, officer, director, consultant or independent contractor of the Company or any of its Affiliates, any claims with respect to any phantom equity, equity appreciation rights, incentive equity, management incentive equity or any other compensatory arrangements, or any rights of any Releasing Party to indemnification, advancement of expenses, or coverage under the D&O Tail Policy pursuant to Section 4.2 of the Merger Agreement. Notwithstanding anything herein to the contrary, Released Claims shall not include, and nothing contained in this Agreement is intended to, nor does it, limit, impair or otherwise modify or affect (1) any obligations of any party arising under this Agreement, the Merger Agreement or any Related Agreements, (2) any right of any Releasing Party under the Merger Agreement or any Related Agreement, including, without limitation, the right to receive any portion of the Closing Consideration, any Earnout Amount, or any other amounts payable to such Releasing Party pursuant to the Merger Agreement or any Related Agreement, or (3) the right of any Releasing Party to assert Released Claims as defenses, counterclaims, or setoffs in any action brought against such Releasing Party by any Released Party. This release also does not release claims that cannot be released as a matter of Law. Furthermore, this release does not extend to any right that a Releasing Party may have to unemployment compensation benefits.
Without limitation of the foregoing, the Effective Time Holder acknowledges that it has been advised to consult with legal counsel and that the Effective Time Holder is familiar with the principle that a general release does not extend to claims that a Releasing Party does not know or suspect to exist in its favor at the time of executing the release. The Effective Time Holder acknowledges and agrees that this general release extends to the claims that a Releasing Party does not know or suspect to exist at the time of executing the release, which, if known by them, would have materially affected his, her or its settlement with the Released Party. The Effective Time Holder hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code (or any analogous provision of the laws of any other state), which section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
In connection with such waiver, the Effective Time Holder acknowledges that the Effective Time Holder is aware that the Effective Time Holder or its agents, representatives, attorneys or employees may hereafter discover claims or facts in addition to or different from those which the Effective Time Holder now knows or believes to exist with respect to the subject matter of this release, but that it is the Effective Time Holder’s intention to hereby fully, finally and forever settle and release all Released Claims, known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed. The Effective Time Holder hereby waives any and all rights under any statute or common law principle in any jurisdiction that would otherwise limit the effect of this release to those claims actually known or suspected to exist at the time of the execution of this release.
(b)THE GENERAL RELEASE IN THIS SECTION 4 IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED OR

PROVEN THAT ALL OR SOME OF THE CLAIMS OR DAMAGES RELEASED WERE SOLELY AND COMPLETELY CAUSED BY ANY ACTS OR OMISSIONS, WHETHER NEGLIGENT, GROSSLY NEGLIGENT, OR INTENTIONAL (BUT NOT FRAUDULENT) OF OR BY RELEASED PARTIES.

(c)The Effective Time Holder covenants and agrees not to sue, make, assert, or maintain, directly or indirectly, any Released Claim or to bring, request, initiate or file any suit or action regarding any Released Claim, all of which are released pursuant to this Agreement.

(d)The Effective Time Holder acknowledges and agrees that the consideration the Effective Time Holder is receiving pursuant to the Merger Agreement and the Related Agreements in respect of its equity in exchange for the release of Released Claims, all of which are released pursuant to this Agreement, is good and sufficient consideration and exceeds anything of value to which the Effective Time Holder is already entitled.

5.    Limitation on Damages. Notwithstanding anything to the contrary in this Agreement, in no event will the aggregate liability of any individual Effective Time Holder under this Agreement exceed the portion of the Merger Consideration actually paid to such Effective Time Holder. In no event shall any Effective Time Holder have any liability for special, consequential, punitive, or exemplary damages or any damages based on diminution in value, lost profits, or multiples of earnings or other similar methodologies.

6.    Failure to Consummate the Closing. This Agreement shall be conditioned upon the Closing. In the event that the Merger Agreement terminates prior to the Closing, this Agreement shall be void ab initio.
7.    Accredited Investor. The Effective Time Holder has indicated on the signature page hereto whether such Effective Time Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act (an “Accredited Investor”). The Effective Time Holder represents and warrants that such indication is true and correct as of the Closing Date. The Effective Time Holder acknowledges that, pursuant to Section 1.12 of the Merger Agreement, shares of Parent Common Stock will be issued only to holders of Company Common Stock who are Accredited Investors, and any holder who is not an Accredited Investor will receive cash in lieu of Parent Common Stock.
8.    Amendment. This Agreement may be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement executed by Parent and the Effective Time Holder.
9.    No Waiver. The failure of a party hereto to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver or deprive that party hereto of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.
10.    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.

Any such term or provision held invalid, illegal, or incapable of being enforced only in part or degree will remain in full force and effect to the extent not held invalid, illegal, or incapable of being enforced. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, such term or provision is hereby deemed modified to give effect to the original written intent of the parties hereto to the greatest extent consistent with being valid and enforceable under applicable Law.
11.    Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by email of a PDF transmission (upon manual or electronic confirmation of delivery), or (c) one (1) Business Day after being sent to the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party hereto may designate by notice to the other parties in accordance with this Section 11):
If to Parent or Merger Sub:
111 Fifth Avenue, Second Floor
New York, NY 10003
Attention: Alison Klein, General Counsel
Email: [***]

If to the Effective Time Holder:
To the address set forth on the signature page hereto.
Any of the above addresses may be changed at any time by notice given as provided above.
12.    Governing Law; Submission to Jurisdiction; Consent to Service of Process.
(a)    This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
(b)    Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby and agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.
(c)    Each of the parties hereto hereby consents to process being served by any party to this Agreement in any Legal Proceeding by the delivery of a copy thereof in accordance with the provisions of Section 11.
13.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, STATUTE OR OTHERWISE) BROUGHT BY OR AGAINST IT

THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT).

14.    Assignment. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Agreement may be made by any party hereto at any time, whether or not by operation of law, without the written consent of the Effective Time Holder, the Company, Merger Sub and Parent; provided, however, that Parent and Merger Sub may assign any of their respective rights or delegate any of their respective duties under this Agreement to any Affiliate of Parent or Merger Sub, as applicable; provided further, that such assignment shall not release Parent or Merger Sub from its obligations under this Agreement; and provided further, that no such assignment or delegation shall expand the scope, duration, or geographic reach of the Effective Time Holder’s obligations under this Agreement.
15.    Third-Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement.
16.    Headings. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the context requires. The word “including” shall be read as “including but not limited to” and otherwise shall be considered illustrative and non-limiting. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties hereto acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement.
17.    Counterparts; Construction. This Agreement may be executed in two (2) or more counterparts (including by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. This Agreement, together with the Letter of Transmittal delivered by the Effective Time Holder, and any employment agreement between the Effective Time Holder and the Parent, its Affiliates or Subsidiaries, sets forth the entire understanding with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings with respect thereto, written or oral. The use of the singular or plural or masculine, feminine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be. When used in this Agreement, the word “including” or any variation thereof shall mean (unless the context of its usage otherwise requires) “including, without limitation.” To the extent of any inconsistency or conflict between this Agreement and the Merger Agreement, the terms of the Merger Agreement shall govern.
[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

THE VITA COCO COMPANY, INC.

By:
Name: Martin Roper
Title: Chief Executive Officer

PINKCO INC.

By:
Name: Michael Kirban
Title: President

COPRA, INC.

By:
Name:
Title:

[Signature Page to Restrictive Covenant & Joinder Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

EFFECTIVE TIME HOLDER:

________________________________
Name: [●]

Address

________________________________

________________________________

Accredited Investor Status (check one):

☐ The undersigned IS an Accredited Investor.
☐ The undersigned IS NOT an Accredited Investor.
If you are an Accredited Investor, please mark all statements that apply:
____ The Investor is a natural person whose individual net worth, or joint net worth with the Investor's spouse or spousal equivalent, exceeds $1,000,000 at the time of this purchase, excluding the value of the Investor's primary residence.
____ The Investor is a natural person who had individual income in excess of $200,000 in each of the two most recent calendar years, or joint income with the Investor's spouse or spousal equivalent in excess of $300,000 in each of those years, and reasonably expects to reach the same income level in the current year.
____ The Investor is a natural person holding in good standing one or more of the following professional certifications, designations, or credentials: Series 7, Series 65, or Series 82 license.
____ The Investor is a natural person who is a "knowledgeable employee" of the Company, as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, with respect to the Company's investments.
____ The Investor is a bank, insurance company, registered investment company, business development company, or small business investment company, as described in Rule 501(a)(1), (2), or (3) of Regulation D.
____ The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
____ The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.
[Signature Page to Restrictive Covenant & Joinder Agreement]

____ The Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.
____ The Investor is an entity in which all of the equity owners are accredited investors.
____ The Investor is an entity, of a type not listed above, not formed for the specific purpose of acquiring the Securities, owning investments in excess of $5,000,000.
____ The Investor is a "family office" as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the Securities, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.
____ The Investor is a "family client" as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the category immediately above, and whose prospective investment in the Company is directed by such family office.

[Signature Page to Restrictive Covenant & Joinder Agreement]